As filed with the Securities and Exchange Commission on February 25, 2013
Registration No. 333-186857

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT No 1. to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0168604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 MAIN STREET, SUITE
HOUSTON, TEXAS                          77002
 (Address of Principal Executive Offices)                     (Zip Code)

PROS HOLDINGS, INC.
2007 EQUITY INCENTIVE PLAN
 (Full title of the plan)

ANDRES REINER
CHIEF EXECUTIVE OFFICER AND PRESIDENT
PROS HOLDINGS, INC.
3100 MAIN STREET, SUITE 900
HOUSTON, TEXAS 77002
 (Name and address of agent for service)
(713) 335-5151
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filed	Accelerated filer
Non-accelerated filer (do not check if a small reporting company)	Small reporting company

Explanatory Note:

On February 25, 2013, PROS Holdings, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No 333-186857) (the "Form S-8") for the registration of a total 900,000 shares of the Registrant's Common Stock, par value $0.001 pursuant to the Registrant's 2007 Equity Incentive Plan. The Form S-8 contained an incorrect consent of PricewaterhouseCoopers LLP as Exhibit 23.1. This Post Effective Amendment No. 1 to Form S-8 is being filed solely to include the correct consent of PricewaterhouseCoopers LLP as Exhibit 23.1.

WEST\229499089.2

Item 8.Exhibits

Number	Exhibit
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 25th day of February, 2013.

PROS HOLDINGS, INC.

By:	/s/ Andres Reiner
Andres Reiner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No 1 to the registration statement on Form S-8 has been signed below by the following persons in the capacities indicated on February 25, 2013.

Signature	Title

/s/ Andres Reiner*	President, Chief Executive Officer and Director
Andres Reiner	(Principal Executive Officer)

/s/ Charles H. Murphy*	Executive Vice President and Chief Financial Officer
Charles H. Murphy	(Principal Accounting Officer)

/s/ Ronald Woestemeyer*	Executive Vice President, Strategic Business
Ronald Woestemeyer	Planning and Director

/s/ William Russell*	Chairman of the Board
William Russell

/s/ Ellen Keszler*	Director
Ellen Keszler

/s/ Greg B. Petersen*	Director
Greg B. Petersen

/s/ Timothy V. Williams*	Director
Timothy V. Williams

/s/ Mariette M. Woestemeyer*	Director
Mariette M. Woestemeyer

* by: /s/Damian Olthoff
Damian Olthoff

Attorney-in-Fact pursuant to Power of Attorney included on the signature page of the Registration Statement on Form S-8 filed on February 25, 2013.

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EXHIBIT INDEX

Number	Exhibit

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

*	Filed herewith

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